EXHIBIT 7


                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report dated February 19, 1999 with respect to the statutory-basis financial statements and schedules of Life Investors Insurance Company of America, included in the Registration Statement (Form S-6) and related Prospectus of Life Investors Variable Life Account A for the registration of flexible premium variable life insurance policies.

                                                     /s/ ERNST & YOUNG LLP
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Des Moines, Iowa
December 20, 1999